EXHIBIT 23.1


The New World Power Corporation and Subsidiaries

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated April 10, 2000, relating to the consolidated financial statements of The New World Power Corporation and Subsidiaries as of and for the years ended December 31, 1999 and 1998 and to the reference to our firm under the caption "Experts" in this registration statement.


                                             LAZAR LEVINE & FELIX LLP


New York, New York
September 5, 2000